Exhibit 10.38

CHANGE IN TERMS AGREEMENT

This Change in Terms Agreement (“Agreement”) is entered into as of February 26, 2007, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FC Stone L.L.C., West Des Moines, Iowa 50266, an Iowa corporation (the “Borrower”).

Whereas, Deere is currently providing Borrower an Unsecured Revolving Operating Loan Facility (“Loan”) in the amount of $51,750,000 as governed by a Master Loan Agreement, dated February 15, 2001, as may be amended from time to time and evidenced by an Amended and Restated Unsecured Revolving Operating Note (“Note”) in the amount of $36,750,000, dated May 19, 2006, as subsequently amended, and

Whereas, the Borrower requested that the Borrower’s Unsecured Revolving Operating Loan facility be renewed and that the Loan amount be decreased from $51,750,000 to $48,750,000, which request was approved by Deere; now

Therefore, the Due Date of the Note shall be extended to March 1, 2008 and the amount of the Loan and the Note shall be decreased by $3,000,000 to $48,750,000 wherein the first sentence of the principal paragraph of said Note shall be amended to read as follows:

FOR VALUE RECEIVED, FC STONE, L.L.C., an Iowa corporation, of West Des Moines, Iowa (the “Borrower”), promises to pay to the order of Deere Credit, Inc., a Delaware corporation (the “Lender”), at Lender’s office at such place as Lender may designate in writing, the principal sum of Forty Eight Million Seven Hundred Fifty Thousand and 00/100 DOLLARS ($48,750,000), together with interest as provided in this Note, all in lawful money of the United States of America.

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first shown above.

Deere Credit, Inc.		FC Stone, L.L.C.

By:	/s/ Sharon Luellen	By:	/s/ Robert V. Johnson
Title:	Acct. Credit Mgr	Title:	Exec. V.P. & C.F.O.